Exhibit 5.1

June 23, 2020

Intuit Inc.

2700 Coast Avenue

Mountain View, California 94043

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Intuit Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about June 23, 2020 in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an unspecified aggregate amount of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”), one or more series of debt securities of the Company (the “Debt Securities”) or warrants to purchase shares of Common Stock, Preferred Stock and/or Debt Securities (the “Warrants”), at unspecified prices, in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. The Common Stock, the Preferred Stock, the Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The Securities may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained within the Registration Statement (the “Prospectus”), supplements to the Prospectus (each a “Prospectus Supplement”) and any free writing prospectus (each a “Free Writing Prospectus”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinions set forth herein, which included examination of the following:

(1) the Company’s Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on January 19, 2000 and certified by the Secretary of State of the State of Delaware on June 23, 2020 (the “Restated Certificate”);

(2) the Company’s Amended and Restated Bylaws, as amended and restated on May 5, 2016, as certified to us as of the date hereof by an officer of the Company as being complete and in full force and effect as of the date hereof (the “Bylaws”, and together with the Restated Certificate, as each may be amended, modified or restated, the “Charter Documents”);

(3) the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(4) the Prospectus prepared in connection with the Registration Statement;

(5) minutes of meetings and actions by written consent of the Company’s Board of Directors (the “Board”) and the Company’s stockholders provided to us by the Company relating to the adoption, approval, authorization and/or ratification of (i) the Restated Certificate, (ii) the Bylaws and (iii) the filing of the Registration Statement;

(6) the stock records of the Company that the Company has provided to us (consisting of a certificate from the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, dated June 23, 2020, verifying the number of the Company’s issued and outstanding shares of capital stock as of June 22, 2020;

(7) a Certificate of Good Standing issued by the Secretary of State of the State of Delaware dated June 23, 2020, stating that the Company is in good standing and has a legal corporate existence under the laws of the State of Delaware, a Certificate of Status issued by the Secretary of State of the State of California dated June 22, 2020, stating that the Company is qualified to do business under the laws of the State of California, and a letter from the California Franchise Tax Board dated June 23, 2020, stating that the Company is in good standing with that agency (together, the “Certificates of Good Standing”);

(8) the Form of Indenture for the Debt Securities that was filed with the Registration Statement (the “Indenture”); and

(9) a management certificate addressed to us and dated as of even date herewith executed by the Company containing certain factual representations (the “Management Certificate”).

We have also examined such questions of law as we have considered necessary. In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents submitted to us, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the absence of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, the absence of any other extrinsic agreements or documents that might change or affect the interpretation or terms of documents we have reviewed, and the due authorization, execution and delivery of all such documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

We have also assumed that, if and to the extent that the Securities will be issued in certificated form, the certificates or instruments representing the Securities will be, when issued, properly signed by authorized officers of the Company or their agents, properly authenticated in accordance with the terms of the Securities and delivered to the intended recipients with the intent that the Company be bound thereby. Furthermore, with respect to the Company’s uncertificated capital stock, we assume that issued Common Stock will not be reissued by the Company in uncertificated form until any previously issued stock certificate representing such issued Common Stock has been surrendered to the Company in accordance with Section 158 of the Delaware General Corporation Law, and that the Company will properly register the transfer of the Common Stock to the purchasers of such Common Stock on the Company’s record of uncertificated securities. We have also assumed that the Indenture at the time of execution, authentication, issuance and delivery of the Debt Securities will be a valid and legally binding obligation of the Trustee.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, (i) existing federal laws of the United States applicable to the issuance of securities and (ii) the existing laws (a) of the State of California, (b) of the Delaware General Corporation Law and reported judicial decisions relating thereto and (c) solely with respect to whether or not the Debt Securities are valid and binding obligations of the Company, the existing laws of the State of New York (clauses (i) and (ii) collectively, the “Applicable Laws”).

In connection with our opinions expressed below, we have assumed (a) that at or prior to the time of the offer, issuance, sale and delivery of any Securities in connection with the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable Free Writing Prospectus, the Registration Statement will be in effect and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (b) that the registration will apply to such Securities and will not have been modified or rescinded, (c) that there will not have occurred any change in the law or the facts affecting the validity or enforceability of the Securities or the applicable documents thereto, (d) if any Debt Securities are issued, they will only be issued pursuant to the Indenture in substantially the form filed with the Registration Statement as an exhibit, or a post-effective amendment to the Registration Statement or incorporated by reference therein and that there will not have occurred any change in law affecting the enforceability of the Debt Securities or the Indenture, (e) all applicable covenants binding on or applicable to the Company restricting the issuance of Debt Securities will have been validly waived, (f) that the issuance and delivery of such Securities and the compliance by the Company with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of the Restated Certificate or the Bylaws then in effect or any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company, (g) at the time of each offer, issuance and sale of any Securities, the Company will have a sufficient number of authorized and unissued and unreserved shares of Common Stock included in (or purchasable upon exercise or conversion of) the Securities so issued and sold (after taking into account all other outstanding securities of the Company which may require the Company to issue shares of Common Stock) to be able to issue all such shares and (h) all purchasers of Securities will timely pay in full to the Company all amounts they have agreed to pay to purchase such Securities as approved by the Board or a duly authorized committee thereof, and that the purchase price of any Securities that are shares of Common Stock will not be less than the par value thereof.

The Company has informed us that the Company intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the Applicable Laws, including the rules and regulations, as in effect on the date hereof. Furthermore, this opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Securities: (a) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, (b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether considered in a proceeding in equity or at law, (c) with respect to the Debt Securities, the effect of California, New York and federal laws relating to usury or permissible rates of interest for loans, forbearances or the use of money and (d) the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws or public policy. We are basing this opinion on our understanding that, prior to issuing any Securities in connection with the Registration Statement, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement and any applicable Free Writing Prospectus, as then in effect) and will file such supplement or amendment to this opinion (if any) or substitute thereof as we may reasonably consider necessary or appropriate with respect to such Securities. We also assume that the Company will (a) timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with the Securities Act and all other applicable laws in effect from time to time and (b) duly amend its Restated Certificate to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Company to issue more shares than it has authorized. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in connection with the filing of a registration statement with the Commission of the type described herein.

Based upon the foregoing, it is our opinion that:

(1)

With respect to the shares of Common Stock registered pursuant to the Registration Statement, when (a) the Board and, if required, the Company’s stockholders, have taken all necessary corporate action in accordance with the Charter Documents and Applicable Laws to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, (b) such shares of Common Stock are issued, sold and delivered, as stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock) and (c) if such shares of Common Stock are certificated, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered by duly authorized officers of the Company, then such shares of Common Stock will be validly issued, fully paid and nonassessable;

(2)

With respect to any particular series of shares of Preferred Stock registered pursuant to the Registration Statement, when (a) the Board and, if required, the Company’s stockholders, have taken all necessary corporate action in accordance with the Charter Documents and Applicable Laws to approve the issuance of and the terms of the shares of Preferred Stock, the terms of the offering thereof and related matters, including the adoption of a certificate of designation relating to such Preferred Stock conforming to the Restated Certificate and Bylaws and the Delaware General Corporation Law (a “Certificate”) and the reservation for future issuance of a sufficient number of authorized shares of Preferred Stock, Common Stock or other Securities into which the Debt Securities may be convertible, and the filing of the Certificate with the Secretary of State of the State of Delaware (or the filing of an amendment to the Company’s Restated Certificate to similar effect), (b) such shares of Preferred Stock are issued, sold and delivered, as stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock) and (c) if such shares of Preferred Stock are certificated, certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered by duly authorized officers of the Company, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable;

(3)

With respect to any Debt Securities registered pursuant to the Registration Statement, when (a) the Board and, if required, the Company’s stockholders, have taken all necessary corporate action in accordance with the Charter Documents and Applicable Laws to approve the issuance and the terms of such Debt Securities, the terms, execution and delivery of the Indenture by the Company and the trustee, the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Common Stock, Preferred Stock or other Securities into which such Debt Securities may be convertible, (b) an indenture relating to such Debt Securities, in substantially the form of the Indenture has been duly authorized and validly executed and delivered by each of the Company and the trustee, (c) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Company, and (d) (i) such Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture, and issued, sold and delivered in accordance with the terms of the Indenture, and issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any prospectus supplement relating thereto (as amended as of the date of such issuance, sale and delivery), and any applicable definitive purchase, underwriting or similar agreement, (ii) upon conversion or exercise, in accordance, with the terms of the Indenture, of such Debt Securities or the instrument governing such Debt Securities providing for such conversion or exercise for the consideration approved by the Board or (iii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, as stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company; and

(4)

With respect to any Warrants registered pursuant to the Registration Statement, when (a) the Board and, if required, the Company’s stockholders, have taken all necessary corporate action in accordance with the Charter Documents and Applicable Laws to approve the issuance and the terms of such Warrants, the terms, execution and delivery of the warrant agreement relating to the Warrants (“Warrant Agreement”), the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Common Stock, Preferred Stock or other Securities into which such Warrants may be exercisable or convertible, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by duly authorized officers of the Company, and (c) such Warrants have been duly executed, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein and approved by the Board, as stated in the Registration Statement, the Prospectus, any Prospectus Supplement and any Free Writing Prospectus relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such Warrants will be validly issued and will constitute valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder. In rendering the opinions set forth above, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters.

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This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered on, and speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date after the aforementioned examination and does not address any potential changes in facts, circumstance or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours, FENWICK & WEST LLP

By:	/s/ Fenwick & West LLP

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